SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                 ______________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JULY 11, 2002


                                   MFRI, INC.
               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                        0-18370                36-3922969
(State or Other Jurisdiction        (Commission File           (IRS Employer
      of Incorporation)                   Number)            Identification No.)



                    7720 LEHIGH AVENUE, NILES, ILLINOIS 60714
               (Address of Principal Executive Offices) (Zip Code)



        Registrant's telephone number, include area code: (847) 966-1000



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

     On July 11, 2002, the Registrant completed new financing arrangements (the "Refinancing") by entering into a secured loan and security agreement with a financial institution ("Loan Agreement") and secured note purchase agreements with certain institutional investors ("Note Purchase Agreements"). Under the terms of the Loan Agreement, which matures on July 10, 2005, the Registrant can borrow up to $28,000,000, subject to borrowing base and other requirements, under a revolving line of credit. Interest rates generally are based on options selected by the Registrant as follows: (a) a margin in effect plus a base rate; or (b) a margin in effect plus the LIBOR rate for the corresponding interest period. Letters of credit have been issued in connection with the Loan Agreement to guarantee amounts owed for other borrowings, property taxes and insurance premiums. Upon consummation of the Refinancing, the prime rate was 4.75 percent and the margins added to the prime rate and the LIBOR rate, which are determined each quarter based on the applicable financial statement ratio, were 1.00 and
3.00 percent respectively. The Registrant borrowed $11,652,659 under the revolving line of credit at July 11, 2002. The Loan Agreement replaces a three-year secured credit agreement with a bank which had provided a revolving line of credit up to $8,000,000 ("Prior Credit Agreement"). Prior to the consummation of the Refinancing, the Registrant was not in compliance with certain covenants contained in the Prior Credit Agreement. The bank did not, however, declare an event of default nor accelerate the indebtedness of the Registrant. Upon consummation of the Refinancing, the Registrant was in compliance with all covenants contained in the Loan Agreement.

     Under the terms of the Note Purchase Agreements, the Registrant entered into a five-year $6,000,000 term loan replacing prior term loans with certain institutional investors which had originally provided for senior notes with an aggregate original principal balance of $25,000,000 ("Prior Term Loans"). The outstanding principal balance of the Prior Term Loans at July 11, 2002 was $16,000,000. Interest rates under the Note Purchase Agreements are 12% per annum if the outstanding principal is greater than $5,000,000 or 10% per annum if the outstanding principal is $5,000,000 or less. The Registrant is required to pay $187,500 in aggregate principal on the last day of March, June, September and December in each year, commencing on September 30, 2002 and ending on June 30, 2007. In addition, the Registrant is required to make annual prepayments of excess cash flow (as defined in the Note Purchase Agreements). Finally, the Loan Agreement and the Note Purchase Agreements permit voluntary prepayments sufficient to reduce the outstanding term loan principal to $5,000,000 subject to certain conditions. The Company expects to meet such conditions and make such prepayments during its current fiscal year, although there is no assurance that this will be accomplished. Prior to the consummation of the Refinancing, the Registrant was not in compliance with certain financial covenants contained in the note purchase agreements relating to the Prior Term Loans. The institutional investors did not declare an event of default nor did they accelerate the indebtedness of the Registrant under the Term Loans. The Note Purchase Agreements do, however, contain a waiver for prior non-compliance. Upon consummation of the Refinancing, the Registrant was in compliance with all covenants contained in the Note Purchase Agreement.

     The Registrant pledged substantially all of its assets pursuant to the terms of each of the Loan Agreement and the Note Purchase Agreements. The Registrant believes the Refinancing will address its existing capital needs.




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              MFRI, INC.
                                              (Registrant)


Date: JULY 17, 2002                       By: __________________________________
                                              Michael D. Bennett
                                              Vice President